Exhibit 99.1

PLEASE ACT TODAY!

SEE REVERSE SIDE

FOR THREE EASY WAYS TO VOTE.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

FirstBank Holding Company

Special Meeting of Stockholders

To be held November 14, 2025

The stockholder(s) hereby appoint Kevin Classen as proxy with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of First Bank Holding Company that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9 a.m. Mountain Time on November 14, 2025, virtually via live webcast at www.cesonlineservices.com/fbhc25_vm, and any adjournment or postponement thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). IF NO SUCH DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ADOPTION OF THE MERGER PROPOSAL AS SET FORTH IN PROPOSAL 1 AND FOR ANY ADJOURNMENT OF THE SPECIAL MEETING OF STOCKHOLDERS AS SET FORTH IN PROPOSAL 2. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OF STOCKHOLDERS OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(continued and to be signed on the reverse side)

YOUR VOTE IS IMPORTANT

Please take a moment now to vote your shares of FirstBank Holding Company common stock for the upcoming Special Meeting of Stockholders.

YOU CAN VOTE TODAY USING ANY OF THE FOLLOWING METHODS:

Submit your proxy by Internet:

Please access www.fcrvote.com/FBHC. Then, simply follow the easy instructions on the voting site. You will be required to provide the unique control number printed below.

Submit your proxy by Phone:

Please call toll-free in the U.S. or Canada at 1-866-402-3905 on a touch-tone phone. You will be required to provide the unique control number printed below.

CONTROL NUMBER:

You may vote by phone or Internet 24 hours a day, 7 days a week.

Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you had marked, signed and returned the proxy card.

Submit your proxy by Mail:

Please complete, sign, date and return the proxy card in the envelope provided to: FirstBank Holding Company, c/o First Coast Results, Inc., 200 Business Park Circle, Suite 112, Saint Augustine, FL 32095.

▼ TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE AND SIGN, DATE AND RETURN IN THE POSTAGE-PAID ENVELOPE PROVIDED ▼

Please mark your vote as indicated in this example

 We recommend that you vote “FOR” each of the Proposals:

1.	To consider and vote upon a proposal (the “merger proposal”), to approve and adopt the merger agreement; and	FOR	AGAINST	ABSTAIN
		☐	☐	☐

2.	To consider and vote upon a proposal (the “adjournment proposal”), to adjourn the FBHC special meeting, if necessary or appropriate.	FOR	AGAINST	ABSTAIN
		☐	☐	☐

Dated: , 2025

Signature

Signature (if held jointly)

Titles(s)

NOTE: Please sign EXACTLY as name appears hereon. If more than one owner, each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.